Item 2. Name of each series or class of funds for which this notice is filed:

Morgan Stanley Aggressive Equity Fund - Class A
Morgan Stanley Aggressive Equity Fund - Class B
Morgan Stanley Aggressive Equity Fund - Class C

Morgan Stanley American Value Fund - Class A
Morgan Stanley American Value Fund - Class B
Morgan Stanley American Value Fund - Class C

Morgan Stanley Asian Growth Fund - Class A
Morgan Stanley Asian Growth Fund - Class B
Morgan Stanley Asian Growth Fund - Class C

Morgan Stanley Emerging Markets Fund - Class A
Morgan Stanley Emerging Markets Fund - Class B
Morgan Stanley Emerging Markets Fund - Class C

Morgan Stanley Global Equity Allocation  Fund - Class A
Morgan Stanley Global Equity Allocation Fund - Class B
Morgan Stanley Global Equity Allocation Fund - Class C

Morgan Stanley Global Fixed Income Fund - Class A
Morgan Stanley Global Fixed Income Fund - Class B
Morgan Stanley Global Fixed Income Fund - Class C

Morgan Stanley Government Obligations Money Market Fund

Morgan Stanley High Yield Fund - Class A
Morgan Stanley High Yield Fund - Class B
Morgan Stanley High Yield Fund - Class C

Morgan Stanley International Magnum Fund - Class A
Morgan Stanley International Magnum Fund - Class B
Morgan Stanley International Magnum Fund - Class C

Morgan Stanley Latin American Fund - Class A
Morgan Stanley Latin American Fund - Class B
Morgan Stanley Latin American Fund - Class C

Morgan Stanley Money Market Fund

Morgan Stanley U.S. Real Estate Fund - Class A
Morgan Stanley U.S. Real Estate Fund - Class B
Morgan Stanley U.S. Real Estate Fund - Class C

Morgan Stanley Worldwide High Income Fund - Class A
Morgan Stanley Worldwide High Income Fund - Class B
Morgan Stanley Worldwide High Income Fund - Class C